UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

Watchit Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Montgomery Street, Suite 1000 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 477-9900

(Registrant’s telephone number, including area code)

Cotelligent, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure and Appointment of Principal Officer.

On November 18, 2005, Curtis J. Parker, Executive Vice President and Chief Financial Officer left Watchit Media Inc. (formerly, Cotelligent, Inc.) (the “Company”). John C. Dong (age 52) replaced Mr. Parker, joining the Company as interim Chief Financial Officer effective on November 18, 2005. For 15 of the past 27 years prior to joining the Company, Mr. Dong founded and grew a consulting firm specializing in acquisitions, turnarounds, IPOs and divestitures. Mr. Dong’s experience includes financial services, as well as high tech development firms, venture capital, Bio-Tech and media delivery and entertainment. Prior to starting his consulting firm, Mr. Dong spent seven years as a senior internal consultant with Wells Fargo Bank and led the IPO effort for San Francisco Federal Savings. Most recently he led the Sarbanes-Oxley compliance team for Cell Genesys (NASDAQ: CEGE), a bio-tech firm focused on the development and commercialization of novel biological therapies for patients with cancer. Prior to that, he was CFO of BriteSmile Inc. a global leader in teeth whitening (NASDAQ: BSML), and prior thereto was the Chief Financial Officer of DV Capital, a diversified venture capital firm. Mr. Dong graduated from the University of California at Berkeley with a Bachelors Degree in Accounting and Finance. Mr. Dong also holds an MBA and earned his CPA credentials with Coopers & Lybrand, Int’l. Mr. Dong’s tenure as interim Chief Financial Officer is subject to a Consulting Services Agreement, dated November 4, 2005, between the Company and Bridges SF, LLC, pursuant to which Mr. Dong serves as an independent contractor to the Company through his employer Bridges SF, LLC. The Company pays for Mr. Dong’s services at a rate of $150.00 per hour. The Consulting Services Agreement may be terminated by either party at any time on 30 days written notice. Should the Company decide, with the consent of Bridges SF, LLC, to hire Mr. Dong as a permanent employee, the Company may be required to pay a fee to Bridges SF, LLC of up to 25% of Mr. Dong’s annual base salary, depending on the timing of such decision.

Item 8.01	Other Events.

On December 8, 2005, the Company was issued a new ticker symbol (OTCBB: WMDA) to reflect the Company’s change of name from Cotelligent, Inc. to Watchit Media, Inc. The change of name was effected pursuant to a Certificate of Merger, filed with the Secretary of State of the State of Delaware, merging the wholly-owned subsidiary Watchit Media, Inc. into Cotelligent, Inc., with the surviving entity taking the name Watchit Media, Inc. A copy of the Certificate of Ownership and Merger is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Certificate of Ownership and Merger

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTELLIGENT, INC.

By:	/s/ JAMES LAVELLE
James Lavelle Chief Executive Officer

Dated: December 16, 2005

Exhibit Index

Exhibit Number	Description
Exhibit No. 99.1	Certificate of Ownership and Merger